UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: January 15, 2016

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification
incorporation)	Number)	Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 4, 2015, Axion Power International, Inc. (the “Company”) filed a Definitive Schedule 14A regarding a Special Meeting of Shareholders, which was to be held on January 15, 2016, to approve the issuance of shares issuable upon conversion of notes and exercise of warrants delivered as a result of our November 2015 financing in order to satisfy Nasdaq Listing Rule 5635(a).

Despite the concerted efforts of the Company’s management and Board of Directors, in conjunction with the proxy solicitation firm retained to assist in this process, only 864,096 shares were voted, of which 753,227 shares were voted in favor of the proposal, 88,349 shares were voted against the proposal, and 22,520 shares abstained from voting. Despite the overwhelming margin of support of the proposal from the shares which did vote, the total number voted was far less than the 1,967,365 shares needed to constitute a quorum to hold the Special Meeting of Shareholders. Thus, the Company was unable to hold the Special Meeting and is considering its options as to how to proceed with this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 19, 2016

Axion Power
International, Inc.

By:	/s/ Donald Farley
Donald Farley
Chairman